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                                                                     EXHIBIT 4.3

                            ATRIX LABORATORIES, INC.

                              AMENDED AND RESTATED
                          PERFORMANCE STOCK OPTION PLAN

I.       ESTABLISHMENT AND PURPOSE

         In 1987, Atrix Laboratories, Inc., a Delaware corporation (the "Company"), established a Performance Stock Option Plan, as amended and restated in 1992 (the "Plan"), to afford certain of its employees, officers and directors who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such employees, officers and directors an increased interest in and a greater concern for the welfare of the Company and its shareholders.

         The stock options ("Options") offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any employee, officer or director.

         The Company, by means of the Plan, seeks to retain the services of persons now holding key positions with the Company and to secure the services of persons capable of filling such positions.

         The Board of Directors of the Company intends that the Plan conform to the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), in order that options granted under the Plan may be "incentive stock options" within the definition of that term in said Section 422.

II.      DEFINITIONS

                  A. "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

                  B. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  C. "Committee" shall mean the Stock Option Committee of the Board of Directors, as described in Article IV hereof.

                  D. "Company" shall mean Atrix Laboratories, Inc., a Delaware corporation.

                  E. "Exercise Price" shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in the applicable Stock Option Agreement.


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                  F. "Option" shall mean an option granted under the Plan and entitling the holder to purchase Shares.

                  G. "Optionee" shall mean an individual who holds an Option.

                  H. "Plan" shall mean this amended and restated Performance Stock Option Plan of Atrix Laboratories, Inc., as amended from time to time.

                  I. "Share" shall mean one share of common stock, $.001 par value per share, of the Company.

                  J. "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

III.     AMOUNT OF STOCK SUBJECT TO THE PLAN

         The total number of shares of capital stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 1,500,000 shares of the authorized common stock, $.001 par value per share, of the Company (the "Shares").

          Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan; provided, however, that no Option shall be granted under the Plan more than ten (10) years after the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company, whichever occurs earlier.

         Except as provided in Article XXV, the Company may, from time to time during the period from April 29, 1992 (the "Effective Date") through April 29, 2002 (the "Termination Date"), grant to certain key employees, officers and directors of the Company, or of any subsidiary corporation of the Company now existing or hereafter formed or acquired, options under the terms hereinafter set forth.

IV.      ADMINISTRATION

         The Board of Directors of the Company shall designate from among its members a Stock Option Committee (the "Committee"), which shall consist of no fewer than two members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to administer the Plan. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.


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         Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors or the Executive Committee thereof; provided, however, that, with respect to the participation in the Plan by employees who are members of the Board of Directors or of the Executive Committee, as the case may be, such powers and functions of the Committee may be exercised by the Board of Directors or the Executive Committee only if, at the time of such exercise, a majority of the members of the Board of Directors or the Executive Committee, as the case may be, and a majority of the directors acting in the particular matter, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

         Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the employees, officers and directors to whom Options shall be granted, the time when such Options shall be granted, the number of Shares which shall be subject to each option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof. In determining the employees, officers and directors to whom Options shall be granted and the number of Shares for which Options shall be granted to each employee, officer or director, the committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of each such employee, officer or director.

         Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and options granted thereunder, to amend the Plan and Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

         The determination of the Committee on matters referred to in this
Article IV shall be conclusive.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

V.       ELIGIBILITY

         Options may be granted only to officers, directors and key employees of the Company or of any subsidiary corporation of the Company who, in the judgment of the Committee, contribute materially to the profitability and success of the Company.

VI.      OPTION PRICE AND PAYMENT

         The price ("Exercise Price") for each Share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee shall, in its best judgment made in good faith, determine on the basis of facts and circumstances to be not less than one hundred percent (100%) of the fair market value per Share at the date such Options are granted; provided, however, that in the case of an Option granted to a person who, at the time such Option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation of the Company, the Exercise Price for each Share purchasable thereunder shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining stock ownership of an employee, officer or director for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Board of Directors and the Committee may rely on representations of fact made to it by the employee, officer or director and believed by it to be true.

         If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

         Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check.

VII.     USE OF PROCEEDS

         The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

VIII.    TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

         Any Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option at such times and in such amounts as the Committee shall determine at such date of grant.

         The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the vesting provisions of any Stock Option Agreement and the rights to exercise any Option granted hereunder upon written notice to the Optionee. Any such acceleration by the Committee shall not affect the expiration date of an Option. No Option granted to an officer or director of the Company shall become exercisable as a result of the acceleration of exercisability of Options provided for herein within six (6) months of the date of its grant.

         To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Committee shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible employee, officer or director, but any such grant of an additional Option shall be made prior to the close of business on the Termination Date.

         In no event shall an Option granted hereunder be exercised for a fraction of a Share.

IX.      EXERCISE OF OPTIONS

         Options granted under the Plan shall be exercised by the Optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XVI and XVIII, the Company shall cause certificates for the Shares so purchased to be delivered to the Optionee at the principal business office of the Company, against payment of the full purchase price.

X.       MODIFICATION OF OPTIONS; CANCELLATIONS AND REGRANTS

         If the Committee determines that it is advisable and in the best interest of the Company, the Committee may, within the limitations of the Plan, modify, extend or assume outstanding Options and it may solicit and accept written offers from Optionees to terminate previously granted Options that remain unexercised ("Original Options"), and grant a like number of new Options ("Substitute Options") to Optionees upon surrender of an Original Option, regardless of whether the vesting schedules or exercise prices of the Substitute Option are the same as or different from the Original Option being surrendered. Such offers to terminate shall be pursuant to and in accordance with such rules and regulations as the Committee may from time to time establish, subject to the terms and conditions of and within the limitations set forth herein.

XI.      NONTRANSFERABILITY OF OPTIONS

         An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

XII.     TERMINATION OF EMPLOYMENT

         Upon termination of employment of any employee with the Company or any subsidiary thereof, any option previously granted to the employee, unless otherwise specified by the Committee in the Option shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

                  (a) if the employee shall die while in the employ of such corporations or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an option as herein provided, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee, in such Option; and

                  (b) if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the
         Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee, in such option, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

         If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee, in the Option, forthwith terminate with respect to any unexercised portion thereof.

         Notwithstanding the preceding paragraphs of this Article XII, if the employment of any employee with the Company and all subsidiary corporations of the Company is terminated, whether voluntarily or involuntarily, within a one-year period following a change in control of the Company (as defined in Article XIII) and while such employee is entitled to exercise an option as herein provided, other than a termination of such employment by the employer for cause, such employee shall have the right to exercise all or any portion of such Option at any time up and to and including three (3) months after the date of such termination of employment, at which time such Option shall cease to be exercisable.

         Notwithstanding the immediately preceding paragraphs of this Article XII, no option may be exercised after the expiration of the period of exercisability provided for in such Option.

         If an Option granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

         For the purposes of the Plan, the term "for cause" shall mean (i) with respect to an employee who is a party to a written agreement with, or alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (a) the willful commission by an employee of a criminal or other act that causes or will probably cause substantial economic damage to the Company or a subsidiary corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation of the Company; (c) the continuing willful failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after written thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board of Directors or the Committee; or (d) the order of a federal or state bank regulatory agency or a court of competent jurisdiction requiring the termination of the employee's employment. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company or a subsidiary corporation of the Company.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section. 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

         A termination of employment shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation of the Company to employment by the Company or by another subsidiary corporation of the Company.

XIII.    ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTION

         In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares of which Options may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive.

XIV.     REDUCTION OF VESTING PERIOD

                  (a) Except as provided in subsection (b) below, notwithstanding any provisions to the contrary contained in any Stock Option Agreement, the Stock Option Committee may, in its discretion, reduce the vesting period set forth in a Stock Option Agreement upon the occurrence of any of the following events:

                           (i) any person, including a group as defined in
                  Section 13(d)(3) of the Exchange Act, shall become the beneficial owner of 25% of the total number of Shares of the Company then outstanding;

                           (ii) as a result of, or in connection with, any cash
                  tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board of Directors;

                           (iii) the shareholders of the Company shall approve
                  an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company;

                           (iv) a tender offer or exchange offer is made for
                  Shares of the Company (other than one made by the Company) and Shares are acquired thereunder.

                  (b) No option granted to an officer or director of the Company shall become exercisable as a result of the acceleration of exercisability of Options provided for in subsection (a) of this
         Article XIV within six (6) months of the date of its grant.

XV.      RIGHT TO TERMINATE EMPLOYMENT

         The Plan shall not impose any obligation on the Company or on any subsidiary corporation thereof to continue the employment of any holder of an Option; and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation thereof.

XVI.     PURCHASE FOR INVESTMENT

         Except as hereafter provided, the holder of an Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restrictions shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

XVII.    ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

         Upon any exercise of an Option which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

         The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to
(i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the Optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Option granted under the Plan.

         The Company shall pay all issue taxes with respect to the issuance of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.

         All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

XVIII.   LISTING OF SHARES AND RELATED MATTERS

         If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

XIX.     AMENDMENT OF THE PLAN

         The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XIII), (ii) reduce the exercise price of any Option granted hereunder below the price required by Article VI, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Options granted thereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

XX.      TERMINATION OR SUSPENSION OF THE PLAN

         The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XXII or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. An Option may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any options granted prior to the termination or suspension of the Plan under Article IV nevertheless shall continue after such termination or during such suspension.

XXI.     GOVERNING LAW

         The Plan, such options as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

XXII.    PARTIAL INVALIDITY

         The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XXIII.   APPROVAL BY SHAREHOLDERS

         The Plan has been approved by the Board of Directors and is subject to approval by the affirmative votes of the holders of a majority of the Shares present, or represented, and entitled to vote at the meeting of shareholders at which the Plan is submitted.

XXIV.    EFFECTIVE DATE

         The Plan shall become effective at 5:00 p.m., Fort Collins, Colorado time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the shareholders of the Company at an annual meeting or any special meeting or by written consent within twelve months after the Effective Date, the Plan and any Options granted thereunder shall terminate.

XXV.     IMPLEMENTATION OF PLAN

         If approved by the shareholders of the Company as provided in Article XXIII above, this Amended and Restated Performance Stock Option Plan shall supersede and replace the Performance Stock Option Plan adopted by the Board of Directors on October 12, 1987, except as to those Options granted pursuant to the Plan between October 12, 1987 and the Effective Date hereof. If this Plan is implemented as provided herein, no further Options will be granted under the original Performance Stock Option Plan adopted by the Board of Directors on October 12, 1987.

         On April 27, 1997, the Company's Shareholders approved an amendment to the Plan increasing the aggregate number of shares of common stock that may be issued under the Plan to 2,500,000.

                               AMENDMENT NO. I TO
               AMENDED AND RESTATED PERFORMANCE STOCK OPTION PLAN
                                       OF
                            ATRIX LABORATORIES, INC.

         Article XIII of the Plan is hereby deleted in its entirety and replaced with the following:

XIII.    TERMINATION OF EMPLOYMENT

                  (a) If an employee ceases to be an employee for any reason, other than by reason of death or disability, then all Options held by such employee which are not exercisable when the employee ceases to be an employee shall terminate. All Options which are exercisable when the employee ceases to be an employee must be exercised prior to the earlier of (i) the expiration date of the option period of the exercisable Options, or (ii) the date occurring three (3) months after the date on which the employee ceases to be an employee. Such Options shall terminate to the extent they are not exercised during such period.

                  (b) If the employee shall die while in the employ of such corporation and at a time when such employee was entitled to exercise an Option as herein provided, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, may exercise such Option to the extent that such Option could have been exercised by the deceased employee immediately prior to his death. Such Options must be exercised prior to the earlier of (i) the expiration date of the Option period of the subject Options, or (ii) the date occurring twelve
         (12) months after the date of the employee's death. Such Options shall terminate to the extent they are not exercised during such period.

                  (c) If the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's disability (as described in Section 22(e)(3) of the Code) and while such employee is entitled to exercise such Option as herein provided, such Option may be exercised by such person to the extent that such Option could have been exercised by the disabled employee immediately prior to his disability. Such Options must be exercised prior to the earlier of (i) the expiration date of the Option period of the subject Options, or (ii) the date occurring twelve (12) months after the date of the employee's disability. Such Options shall terminate to the extent they are not exercised during such period;

                  (d) If an Option granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest, inheritance, qualified domestic relations order or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                  (e) For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the corporation granting the Option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

                  (f) A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation of the Company or
         (ii) the transfer of an employee from employment by a subsidiary corporation of the Company to employment by the Company or by another subsidiary corporation of the Company.

                  (g) Notwithstanding anything above to the contrary, the Committee may in its sole discretion vary the date on which an Option would otherwise terminate pursuant to this Article XIII; provided, however, that a variation from the date an Option must terminate as described above shall cause an Incentive Option to fail to qualify for the tax treatment available pursuant to Section 422 of the Code upon the exercise of such Option.

                               AMENDMENT NO. 2 TO
                              AMENDED AND RESTATED
                        PERFORMANCE STOCK OPTION PLAN OF
                            ATRIX LABORATORIES, INC.

         The Amended and Restated Performance Stock Option Plan of Atrix Laboratories, Inc. (the "Plan"), as amended by Amendment No. I to the Plan, is hereby amended as to Options awarded under the Plan as of November 15, 1998 and thereafter as follows:

1. The last paragraph of Article VI is deleted in its entirety and replaced with the following:

         Except as provided in the Stock Option Agreement, upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares
(i) in cash, (ii) by certified check, (iii) by surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee), (iv) through a broker-dealer sale and remittance procedure pursuant to which the Optionee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction, or (v) any combination of the foregoing methods of payment.

2. Article XII is deleted in its entirety and replaced with the following:

XII.     TERMINATION OF EMPLOYMENT

                  (a) If an employee ceases to be an employee of the Company for any reason, other than by reason of death or disability, then all Options held by such employee which are not exercisable when the employee ceases to be an employee shall terminate. All Options which are exercisable when the employee ceases to be an employee must be exercised prior to the earlier of (i) the expiration date of the option period of the exercisable Options or (ii) the date occurring three (3) months after the date on which the employee ceases to be an employee. Such Options shall terminate to the extent they are not exercised during such period.

                  (b) If the employee dies while in the employ of the Company or during the three (3) month post-termination exercise period specified above while such employee was entitled to exercise an Option, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, may exercise such Option to the extent that such Option could have been exercised by the deceased employee immediately prior to his death. Such Options must be exercised prior to the earlier of (i) the expiration date of the Option period of the subject Options, or (ii) the date occurring twelve (12) months after the date of the employee's death. Such Options shall terminate to the extent they are not exercised during such period.

                  (c) If the employment of any employee to whom an Option shall have been granted shall terminate by reason of the employee's disability (as described in Section 22(e)(3) of the Code) while such employee is entitled to exercise the Option, such Option may be exercised by the employee to the extent that such Option could have been exercised by the employee immediately prior to his disability. Such Options must be exercised prior to the earlier of (i) the expiration date of the Option period of the subject Options or (ii) the date occurring twelve (12) months after the date of the employee's disability. Such Options shall terminate to the extent they are not exercised during such period. In the event such disability is not a "disability" as described in Section 22(e)(3) of the Code, such Option shall automatically convert to an Option not intended to qualify as an "incentive stock option" under Section 422 of the Code (a "Non-Qualified Stock Option") on the day three (3) months and one (1) day following the termination.

                  (d) If an Option granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest, inheritance, qualified domestic relations order or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

                  (e) If an individual is on military, sick leave or other bona fide leave of absence such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the corporation granting the Option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first
         (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

                  (f) A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a parent or subsidiary corporation of the Company, (ii) the transfer of an employee from employment by a parent or subsidiary corporation of the Company to employment by the Company or by another parent or subsidiary corporation of the Company, (iii) the change in status of the employee to that of a consultant or a director of the Company or of any parent or subsidiary corporation of the Company, provided that a termination of employment will be deemed to occur upon the termination such former employee's service as a consultant or director unless such termination is due to resumption of employment with the Company or any parent or subsidiary of the Company, and, provided further, that in the case of a change in status from employee to consultant or director, any Option granted to such person and designated as an incentive stock option in the Stock Option Agreement shall cease to be treated as an incentive stock option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.

                  (g) Notwithstanding anything above to the contrary, the Committee may in its sole discretion vary the date on which an Option would otherwise terminate pursuant to this Article XII.

3. Current Articles XX through XXV are hereby renumbered XXI through XXVI and the following new Article XX is hereby inserted:

XX.      SUBSTITUTION OPTIONS

         Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of the assets of the employing corporation, the acquisition by the Company of stock of the employing corporation, or a similar transaction as a result of which it becomes an affiliate of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.